UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 27, 2017

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition .

On February 27, 2017, TC PipeLines, LP (the "Partnership") issued a news release announcing our results of operations for the quarter ended December 31, 2016.  A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On February 27, 2017, the Partnership also announced it received an offer from TransCanada Corporation to sell the Partnership a 49.3 percent interest in the Iroquois Gas Transmission System and its remaining 11.8 percent of the PNGTS system. The terms and structure of the proposed transaction are subject to satisfactory negotiation and approval by the Partnership's Conflicts Committee and Board of Directors. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

The disclosure contained in Item 2.02 of this report is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits .

(d)   Exhibits

Exhibit No.	Description
99.1	Press Release of TC PipeLines, LP, dated February 27, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Jon Dobson Jon Dobson Secretary

Dated:  February 27, 2017

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release of TC PipeLines, LP, dated February 27, 2017.

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